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                                                                    EXHIBIT 23.4



                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED



    We hereby consent to the use of our name and to the description of our opinion letter, dated September 7, 1999, under the caption "THE ACQUISITION--Opinions of Hilton Financial Advisor--Opinion of Morgan Stanley & Co. Incorporated" in, and to the inclusion of such opinion letter as Appendix B to, the Joint Proxy Statement/Prospectus of Hilton Hotels Corporation and Promus Hotel Corporation, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Hilton Hotels Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



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
                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:              /s/ IAN T. PEREIRA
                                                            -----------------------------------------
                                                                          Ian T. Pereira
                                                                        MANAGING DIRECTOR
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October 20, 1999
Los Angeles, CA